Exhibit 4.5

THE BANK OF NOVA SCOTIA

Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A.,

U.S. Trustee

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

Canadian Trustee

Second Supplemental Indenture

Dated as of December 27, 2021

to

Indenture

Dated as of January 22, 2010

Senior Debt Securities

SECOND SUPPLEMENTAL INDENTURE, dated as of December 27, 2021 (this “Second Supplemental Indenture”) among The Bank of Nova Scotia, a Canadian chartered bank (herein called the “Bank”), having its principal executive offices located at 44 King Street West, Scotia Plaza, Toronto, Ontario, Canada M5H 1H1, Computershare Trust Company, N.A., a trust company organized under the laws of the United States, as U.S. trustee (the “U.S. Trustee”) and Computershare Trust Company of Canada, a trust company duly organized and existing under the federal laws of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”).

RECITALS OF THE BANK

WHEREAS, the Bank and the Trustees have heretofore executed and delivered an Indenture, dated as of January 22, 2010 (the “Base Indenture”) as amended by the first supplemental indenture dated as of November 30, 2018 between the Bank and the Trustees (the “First Supplemental Indenture” and, together with the Base Indenture and, as hereby supplemented and amended, the “Indenture”) providing for the issuance from time to time of series of the Bank’s unsecured indebtedness (other than subordinated indebtedness within the meaning of the Bank Act) (hereinafter called the “Securities”);

WHEREAS, Section 901(5) of the Base Indenture provides that the Bank and the Trustees may enter into an indenture supplemental to the Base Indenture to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no Security described in clause (i) Outstanding;

WHEREAS, pursuant to Section 901(5) of the Base Indenture, the Bank wishes to add to and change certain provisions of the Base Indenture as set forth in this Second Supplemental Indenture; the amendments set forth in this Second Supplemental Indenture shall apply to all series of Securities issued pursuant to the Indenture on or after the date hereof, but shall not apply to any Security created pursuant to the Base Indenture prior to the date of this Second Supplemental Indenture, nor shall such amendments modify the rights of the Holders of any such previously created Securities; and

WHEREAS, the Bank has requested that the Trustees execute and deliver this Second Supplemental Indenture; and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been satisfied; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

RELATION TO BASE INDENTURE

SECTION 101. Relation to Base Indenture. This Second Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 102. Defined Terms.

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Indenture;

(b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout; and

(c) unless otherwise specified or unless the context requires otherwise, (i) all references in this Second Supplemental Indenture to Sections refer to the corresponding Sections of this Second Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Second Supplemental Indenture.

ARTICLE TWO

AMENDMENTS

SECTION 201. Applicability. Except as provided in the immediately succeeding paragraph or as otherwise may be provided pursuant to Section 301 of the Base Indenture with respect to any particular Security issued on or after the date hereof, Sections 202 through 206, inclusive, of this Second Supplemental Indenture shall apply to Securities of any series created after the execution of this Second Supplemental Indenture and shall not apply to, or modify the rights of Holders or Beneficial Owners of, any Securities of any series created before such execution.

SECTION 202. Amendment of Definitions. The following definitions shall be added to the applicable definitions set forth in Section 101 of the Indenture:

“Additional Amounts” has the meaning specified in Section 313.

“Canadian Taxes” has the meaning specified in Section 313.

“Fixed Rate Notes Redemption” has the meaning specified in Section 1108.

“Fixed Rate Notes Redemption Date” has the meaning specified in Section 1108.

“Floating Rate Notes Redemption” has the meaning specified in Section 1109.

“Floating Rate Notes Redemption Date” has the meaning specified in Section 1109.

“Comparable Treasury Issue” has the meaning specified in Section 1108.

“Comparable Treasury Price” has the meaning specified in Section 1108.

“Investment Bank” has the meaning specified in Section 1108.

“OSFI Capital Adequacy Requirements (CAR) Guideline” means OSFI’s Guideline for Capital Adequacy Requirements (CAR) Guideline, Chapter 2 – Definition of Capital, effective November 2018.

“Pricing Supplement” means a pricing supplement relating to a Supplemental Obligation, together with the accompanying prospectus, prospectus supplement and any product prospectus supplement, in each case if and to the extent applicable.

“Reference Treasury Dealer” has the meaning specified in Section 1108.

“Reference Treasury Dealer Quotations” has the meaning specified in Section 1108.

“Remaining Scheduled Payments” has the meaning specified in Section 1108.

“Supplemental Obligation” means the obligations of the Bank, as described in a Pricing Supplement and represented by a Global Security, constituting a single “series” (or any part thereof), as such term is used in the Indenture. “Supplemental Obligations” refers to one or more series of such obligations. All references in the Indenture to the “Securities of any series,” the “Securities of the relevant series,” the “Securities of such series” or any substantially similar phrase shall also refer to a Supplemental Obligation or Supplemental Obligations, as the case may be.

“Tax Redemption” has the meaning specified in Section 1111.

“Tax Redemption Date” has the meaning specified in Section 1111.

“Treasury Rate” has the meaning specified in Section 1108.

“Tax Event” means the Bank the Bank has received an opinion of independent counsel of nationally recognized standing experienced in such matters (who may be counsel to the Bank) to the effect that:

•

as a result of, (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation; (ii) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (iii) any amendment to, clarification of, or change (including any announced prospective change) in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each case (i), (ii) or (iii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of issuance of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that the Bank is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority;

•

as a result of any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the relevant Pricing Supplement for the Notes (or, in the case of a successor to the Bank, after the date of succession), and which has resulted or will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to the Notes as described in Section 209; or

•

on or after the date of the relevant Pricing Supplement for the Notes (or, in the case of a successor to the Bank, after the date of succession), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, will result (assuming that such change, amendment, application, interpretation or action is applied to the applicable Notes by the taxing authority and that, in the case of any announced prospective change, such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to the applicable Notes as described in Section 313;

and, in any such case, the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).

The following definitions shall be amended in their entirety in Section 101 of the Indenture:

“Security” means the unsecured debentures, notes or other evidence of indebtedness of the Bank to be issued in one or more series as provided in the Indenture; provided that where the Indenture provides for a Security to be executed, authenticated or delivered, such execution, authentication or delivery will be deemed to occur in respect of a Supplemental Obligation upon the making by the Trustee of the notation required by the related Bank Order on Annex A to the Master Note; and provided further that where the Indenture provides for a Security to be delivered or surrendered for the purpose of cancellation, transfer or exchange, such delivery or surrender will be deemed to occur in respect of a Supplemental Obligation upon the deletion or other appropriate modification or amendment with respect to such Supplemental Obligation on such Annex A.

SECTION 203. Addition to Article Two of the Indenture.

The following shall be added as a new Sections 206 and 207, after current Section 205:

(a) Section 206. Form of Master Security.

(Face of Security)

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BANK (AS DEFINED BELOW), OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[Insert any legend required by the Internal Revenue Code and the Income Tax Act (Canada) and the regulations thereunder]

THIS SECURITY IS A MASTER NOTE WITHIN THE MEANING SPECIFIED HEREIN AND REPRESENTS AN INVESTMENT SECURITY WITHIN THE MEANING OF ARTICLE EIGHT OF THE UNIFORM COMMERCIAL CODE (“NY UCC”). THIS SECURITY IS SUBJECT TO AND GOVERNED BY SECTION 8-202 OF THE NY UCC. THE TERMS OF ANY SUPPLEMENTAL OBLIGATION REPRESENTED HEREBY ARE INCORPORATED BY REFERENCE TO THE RELEVANT PRICING SUPPLEMENT AND (WHERE RELEVANT) PRODUCT PROSPECTUS SUPPLEMENT. BY ACCEPTANCE OF THIS SECURITY, THE HOLDER IS DEEMED TO HAVE KNOWLEDGE OF SUCH TERMS AND TO HOLD SUCH SUPPLEMENTAL OBLIGATION(S) SUBJECT TO AND IN ACCORDANCE WITH SUCH TERMS.

THE BANK OF NOVA SCOTIA

SENIOR MEDIUM-TERM NOTE, SERIES I

(Master Note)

This Security will not constitute a deposit that is insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation.

This Security is a Global Security within the meaning of the Indenture (as defined in Section 1 on the reverse hereof) and represents one or more Supplemental Obligations, as such term is defined in the Indenture of The Bank of Nova Scotia, a Schedule I bank under the Bank Act (Canada) (hereinafter the “Bank”, which term includes any successor Person under the Indenture). The terms of each Supplemental Obligation are and will be reflected in this Security, the Bank’s prospectus dated December 29, 2021 (or any successor prospectus that has been delivered to the Trustees hereinafter referred to) (as it may be supplemented by the prospectus supplement specified from time to time in the Distribution Agreement, dated December 29, 2021, as it may be supplemented or amended from time to time, the “Prospectus”), relating to such Supplemental Obligation, and in pricing supplement(s) identified on Annex A attached hereto (each such pricing supplement, together with the Prospectus and any product prospectus supplement designated therein (if applicable), a “Pricing Supplement”), which Pricing Supplement(s) are on file with the Trustees hereinafter referred to. With respect to each Supplemental Obligation, the description and terms of such Supplemental Obligation contained in the relevant Pricing Supplement are hereby incorporated by reference herein and are deemed to be a part of this Security as of the Original Issue Date specified on Annex A. Each reference to “this Security” or a “Security of this series” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Security is subject to modification, amendment, supplementation or elimination through the incorporated terms of the relevant Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Security so modified, amended or eliminated. Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Security is directed to the relevant Pricing Supplement for a description of certain terms of such Supplemental Obligation, including the manner of determining the amount of cash payable or (if applicable) Securities deliverable at maturity or redemption and the method of determining, and the dates (if any) for the payment and resetting of, interest, if any, on such Supplemental Obligation (including, without limitation, information relating to any applicable interest rate or currency that may be relevant to such determination), the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture, including any limitation on the ability of the Holder to seek to collect amounts due hereunder.

Terms that are used and not defined in this Security but that are defined in the Indenture are used herein as defined therein.

This Security is a “Master Note”, which term means a Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the relevant Pricing Supplements, substantially as contemplated herein.

The Bank, for value received, hereby promises to pay to CEDE & Co., as nominee for The Depository Trust Company, or registered assigns, (i) on each principal payment date, including each redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, the principal amount then due and payable for each such Supplemental Obligation, as specified, and solely if and to the extent so specified, in the relevant Pricing Supplement and (ii) on each interest payment date, at maturity and on any redemption date, the interest then due and payable, if any, with respect to each Supplemental Obligation as specified, and solely if and to the extent so specified, in the relevant Pricing Supplement.

1. Payment of Principal

With respect to each Supplemental Obligation, the Bank shall pay the principal amount as specified, and solely if and to the extent so specified, in the relevant Pricing Supplement on the Maturity shown therein.

2. Payment of Interest

With respect to each Supplemental Obligation, the Bank shall pay interest on the principal amount as specified, and solely if and to the extent so specified, in the relevant Pricing Supplement. Each date so determined or provided for in the relevant Pricing Supplement for the payment of interest is hereinafter referred to as an “Interest Payment Date.”

3. Bail-inable Security

With respect to each Supplemental Obligation, the Bank shall specify whether the Supplemental Obligation is a bail-inable security in the relevant Pricing Supplement. By its acquisition of an interest in a Supplemental Obligation that is a bail-inable security, each Holder and Beneficial Owner of such Supplemental Obligation shall be deemed to acknowledge and agree that the provisions set forth in Section 1601 of the Indenture are binding on such Holder or Beneficial Owner despite any provisions in the Indenture or such Supplemental Obligation, any other law that governs such Supplemental Obligation and any other agreement, arrangement or understanding between such Holder or Beneficial Owner and the Bank with respect to such Supplemental Obligation. Each Holder or Beneficial Owner of such Supplemental Obligation that acquires an interest in such Supplemental Obligation in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any Holder or Beneficial Owner shall be deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or Beneficial Owners that acquire the Supplemental Obligations upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Supplemental Obligations related to the Bail-in Regime.

4. Currency of Payment

Payment of principal of (and premium, if any) and interest on any Supplemental Obligation will be made in the currency designated as the “required currency” for such payment (or in a comparable manner) in the relevant Pricing Supplement (the “Required Currency” for any payment on such Supplemental Obligation), except as provided in this and the next three paragraphs. For each Supplemental Obligation, the Required Currency for any payment shall be made in the Required Currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Required Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for payment of public and private debts in such country, except as provided in the next sentence. If the euro is the Required Currency for any payment, the Required Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3 on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Required Currency for such payment shall be deemed not to be available to the Bank on such day.

If provided in the relevant Pricing Supplement and except as provided in the next paragraph, any payment to be made on a Supplemental Obligation in a Required Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the U.S. Trustee at its Corporate Trust Office, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the U.S. Trustee. Any such request made with respect to any payment on a Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the preceding paragraph will be determined by the Exchange Rate Agent, as near as practicable to 11:00 A.M., New York City time, on the second Business Day preceding each payment date, based upon the indicative bid quotation that it quotes for the aggregate amount of Required Currency which is to be exchanged for payment in U.S. dollars on such payment date, which shall be a competitive rate in the market at that time for such a transaction. If such bid quotation is not available, the Exchange Rate Agent will obtain bid quotations from three, or if three are not available, then two, leading foreign exchange banks in The City of New York selected by the Exchange Rate Agent for such purchase and will enter into an agreement to trade the relevant currencies with such foreign exchange bank as shall have submitted the highest bid. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Required Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding the foregoing, if any amount payable on a Supplemental Obligation is payable on any day (including on the Maturity shown therein or on any redemption date) in a Required Currency other than U.S. dollars, and if such Required Currency is not available to the Bank on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Bank, the Bank will be entitled to satisfy its obligation to pay such amount in such Required Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for such Required Currency (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or such Supplemental Obligation.

5. Manner of Payment – U.S. Dollars

Payment of the principal of (and premium, if any) and interest payable on any Supplemental Obligation in U.S. dollars will be made at the corporate trust office of Computershare Trust Company, N.A., 6200 S. Quebec Street, Greenwood Village, Colorado 80111 USA, or such other office or agency of the Bank maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Bank, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer.

6. Manner of Payment – Other Specified Currencies

Payment of any amount payable on any Supplemental Obligation in a Required Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Required Currency at a bank or other financial institution acceptable to the Bank and the Trustees and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due on the Maturity shown therein of the principal or on any redemption date of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date), subject to Section 6 below, this Security must be surrendered at the office or agency of the Bank maintained for that purpose in The City of New

York (or at any other office or agency maintained by the Bank for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the U.S. Trustee at its Corporate Trust Office, 6200 S. Quebec Street, Greenwood Village, Colorado 80111 USA, by mail, hand delivery, telecopier or in any other manner approved by the U.S. Trustee. Unless revoked, any such account designation made with respect to any Supplemental Obligation by the Holder hereof will remain in effect with respect to any further payments with respect to such Supplemental Obligation payable to such Holder. If a payment in a Required Currency other than U.S. dollars with respect to any Supplemental Obligation cannot be made by wire transfer because the required account designation has not been received by the U.S. Trustee on or before the requisite date or for any other reason, the Bank will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Bank will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Bank or the Paying Agent.

7. Manner of Payment – Global Securities

Notwithstanding any provision of an relevant Pricing Supplement or the Indenture, the payment of the principal of (and premium, if any) and interest on the Securities represented by one or more Global Securities registered in the name of or held by The Depository Trust Company or its nominee will be payable in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Security (the “Applicable Procedures”). Notwithstanding the foregoing, whenever the provisions hereof require that this Security be surrendered against payment of the principal of a Supplemental Obligation, such surrender may be effected by means of an appropriate adjustment to Annex B hereto to reflect the discharge of such Supplemental Obligation, with such adjustment to be made by the U.S. Trustee in a manner not inconsistent with the Applicable Procedures of the Depositary for this Security, and in such circumstances this Security need not actually be surrendered.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the U.S. Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The signature of the executing officer of the Bank on this Security may be manual, by facsimile or electronic format (i.e., “.pdf” or “.tif”).

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated:

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A.,
as U.S. Trustee

By:
Name:
Title:

[REVERSE OF SECURITY]

1. Securities and the Indenture

This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 22, 2010, as amended and supplemented by a first supplemental indenture, dated as of November 30, 2018 and a second supplemental indenture, dated as of December 27, 2021 (herein, as so supplemented and amended, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Bank, Computershare Trust Company, N.A., as U.S. trustee (the “U.S. Trustee”) and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees,” which terms include any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustees and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. In the event of any conflict between the Indenture and any Pricing Supplement, the Pricing Supplement shall prevail with respect to the applicable Supplemental Obligation, to the extent lawful.

2. Calculation Agent and Exchange Rate Agent

The Bank has initially appointed the institution named in the relevant Pricing Supplement as calculation agent and exchange rate agent (such institution, the “Calculation Agent” or “Exchange Rate Agent”, as applicable), as the case may be, to act as such agents with respect to the Supplemental Obligation described in such Pricing Supplement, but the Bank may, in its sole discretion, appoint any other institution (including an Affiliate of the Bank, if the Bank is unable to appoint a successor Calculation Agent or Exchange Rate Agent, as the case may be, that is not an Affiliate of the Bank within 60 days of resignation or removal of such agent) to serve as any such agent from time to time. The Bank will give the Trustees prompt written notice of any change in any such appointment. Insofar as this Security or the relevant Pricing Supplement provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Bank.

All determinations made by the Calculation Agent or the Exchange Rate Agent with regard to a Supplemental Obligation may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Bank. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

With respect to any Supplemental Obligation, references in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date for such Supplemental Obligation.

3. Redemption at the Option of the Bank; No Sinking Fund

Fixed Rate Securities

Unless otherwise specified in the relevant Pricing Supplement, the Bank (or its successor) may redeem fixed rate Securities at any time prior to the applicable date of Maturity, in whole or in part, at its option, at any time and from time to time on at least 10 days’, but not more than 60 days’, prior notice provided (or otherwise transmitted in accordance with procedures of DTC) to each Holder of such Securities to be redeemed. The redemption price will be calculated by the Bank and will be equal to the greater of (1) 100% of the principal amount of such Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) plus the number of basis points specified in the relevant pricing supplement (the “Make-Whole Amount”). In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to, but excluding, the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Investment Bank (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Securities, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Investment Bank obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Investment Bank” means, unless otherwise specified in the relevant Pricing Supplement, Scotia Capital (USA) Inc. or its affiliates or successors, or, if such firm is not willing and able to select the applicable Comparable Treasury Issue, an investment banking institution of national standing appointed by the Bank.

“Reference Treasury Dealer” means the Investment Bank, which is a primary U.S. government securities dealer and its affiliates or successors, as selected by the Bank, and any other primary U.S. government securities dealer as the Bank may specify from time to time, provided, however, that if any of them shall cease to be a primary U.S. government securities dealer, the Bank will substitute therefor another primary U.S. government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, the average, as determined by the Investment Bank, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Investment Bank by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the Securities to be redeemed, the remaining scheduled payments of principal of and interest on such Securities that would be due after the related redemption date through maturity of such Securities (not including any portion of payments of interest accrued as of the Redemption Date). If that Redemption Date is not an interest payment date with respect to such Securities, the amount of the next succeeding scheduled interest payment on such Securities will be reduced by the amount of interest accrued on such Securities to the applicable Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, as determined by the Bank or the Investment Bank.

On and after the Redemption Date, interest will cease to accrue on such Securities or any portion of such Securities called for redemption, unless we default in the payment of the redemption price and accrued interest.

On or before the Redemption Date, we will deposit with the Bank’s paying agent or the trustee money sufficient to pay the Bank’s redemption price of and accrued interest on such Securities to be redeemed on that date.

Any redemption or notice may, at the Bank’s discretion, be subject to one or more conditions precedent and, at the Bank’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Bank’s discretion shall be satisfied (or waived by the Bank) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Bank’s discretion shall not have been satisfied (or waived by the Bank).

In the case of any partial redemption, selection of such Securities to be redeemed will be made in accordance with applicable procedures of DTC. In the event of redemption of this Global Security in part only, annotation of such partial cancellation or redemption shall be made on Annex B.

Floating Rate Securities

If specified in the relevant Pricing Supplement, the Bank may redeem floating rate Securities on the date specified in the relevant Pricing Supplement, at its option, in whole or in part, on at least 10 days’, but not more than 60 days’, prior notice provided (or otherwise transmitted in accordance with procedures of DTC) to each Holder of the Securities to be redeemed, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the applicable Redemption Date.

On and after the Redemption Date, interest will cease to accrue on the floating rate Securities or any portion of the floating rate Securities called for redemption, unless the Bank defaults in the payment of the redemption price and accrued interest.

On or before the Redemption Date, the Bank will deposit with the Bank’s paying agent or the trustee money sufficient to pay the Bank’s redemption price of and accrued interest on the floating rate Securities to be redeemed on that date.

Any redemption or notice may, at the Bank’s discretion, be subject to one or more conditions precedent and, at the Bank’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Bank’s discretion shall be satisfied (or waived by the Bank) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Bank’s discretion shall not have been satisfied (or waived by the Bank).

In the case of any partial redemption, selection of the floating rate Securities to be redeemed will be made in accordance with applicable procedures of DTC. In the event of redemption of this Global Security in part only, annotation of such partial cancellation or redemption shall be made on Annex B.

Tax Redemption

Unless otherwise specified in the relevant Pricing Supplement, the Bank (or its successor) may redeem the Securities, in whole but not in part, at a redemption price equal to the principal amount of such Securities together with accrued and unpaid interest on such Securities to the date fixed for redemption, upon the giving of a notice as described below, if:

•

as a result of, (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation; (ii) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (iii) any amendment to, clarification of, or change (including any announced prospective change) in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each case (i), (ii) or (iii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of issuance of the Securities, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that the Bank is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid up capital with respect to the Securities (including the treatment by the Bank of interest on the Securities) or the treatment of the Securities, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority;

•

as a result of any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the relevant Pricing Supplement for the Securities (or, in the case of a successor to the Bank, after the date of succession), and which in the written opinion to the Bank (or its successor) of legal counsel of recognized standing has resulted or will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to the Securities as described under “ — Taxes;” or

•

on or after the date of the relevant Pricing Supplement for the Securities (or, in the case of a successor to the Bank, after the date of succession), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the Bank (or its successor) of legal counsel of recognized standing, will result (assuming that such change, amendment, application, interpretation or action is applied to the applicable notes by the taxing authority and that, in the case of any announced prospective change, such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to the applicable Securities as described under Section 313 of the Indenture;

and, in any such case, the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).

In the event the Bank elects to redeem any Securities pursuant to the provisions set forth in the preceding paragraph, it shall deliver to the trustees a certificate, signed by an authorized officer, stating (i) that the Bank is entitled to redeem such notes pursuant to their terms and (ii) the principal amount of the Securities to be redeemed.

Notice of intention to redeem such Securities will be given to holders of the Securities not more than 45 nor less than 30 days prior to the date fixed for redemption and such notice will specify, among other things, the date fixed for redemption and the redemption price.

No Sinking Fund

Unless otherwise specified in the relevant Pricing Supplement, no Supplemental Obligation will be subject to a sinking fund pursuant to Article Thirteen of the Indenture or otherwise.

4. Repayment at the Option of the Holder

Unless otherwise specified in the relevant Pricing Supplement, no Supplemental Obligation will be subject to repayment at the option of the Holder.

5. Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of a Supplemental Obligation or certain restrictive covenants and Events of Default with respect to a Supplemental Obligation, in each case upon compliance with certain conditions set forth in the Indenture. Notwithstanding any other provision of a Supplemental Obligation, a defeasance or covenant defeasance with respect to such Supplemental Obligation shall be subject to the prior approval of the Superintendent, where such defeasance or covenant defeasance would result in the Bank not meeting the TLAC requirements applicable to the Bank pursuant to the TLAC Guideline. Such provisions are applicable to a particular Supplemental Obligation only to the extent specified in the relevant Pricing Supplement.

6. Default

If an Event of Default with respect to a Supplemental Obligation shall occur and be continuing, the principal of such Supplemental Obligation may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that payment of such interest shall be legally enforceable), all of the Bank’s obligations in respect of the payment of the principal of and any interest on the Supplemental Obligations (including this Security and the interests represented hereby) shall terminate.

7. Taxes

Unless otherwise specified in the Pricing Supplement, all payments made by or on behalf of the Bank under or with respect to the Securities shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereafter “Canadian taxes”), unless the Bank is required to withhold or deduct Canadian taxes by law or by the interpretation or administration thereof. If the Bank is so required to withhold or deduct any amount for or on account of Canadian taxes from any payment made under or with respect to the Securities, the Bank shall pay to each Holder of Securities as additional interest such additional amounts (“additional amounts”) as may be necessary so that the net amount received by each such Holder after such withholding or deduction (and after deducting any Canadian taxes on such additional amounts) shall not be less than the amount such Holder would have received if such Canadian taxes had not been withheld or deducted, except as described below. However, no additional amounts shall be payable with respect to a payment made to a Holder (such Holder, an “Excluded Holder”) in respect of the beneficial owner thereof:

•

with which the Bank does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment or which is entitled to the payment in respect of a debt or other obligation to pay an amount to a person with which the Bank does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

•

which is a “specified shareholder” of the Bank, or which does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” of the Bank as defined in subsection 18(5) of the Income Tax Act (Canada);

•

which is subject to such Canadian taxes by reason of the Holder or beneficial owner being a resident, domiciliary or national of, engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of such Securities or the receipt of payments thereunder;

•

which is subject to such Canadian taxes by reason of the Holder’s or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes (provided that the Bank advises the trustees and the Holders of such Securities then outstanding of any change in such requirements);

•	with respect to any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

•

which is subject to such Canadian taxes by reason of the legal nature of the Holder or beneficial owner disentitling such Holder or beneficial owner to the benefit of an applicable treaty if and to the extent that the application of such treaty would have resulted in the reduction or elimination of any Canadian taxes as to which additional amounts would have otherwise been payable to the Holder;

•

which failed to duly and timely comply with a timely request by the Bank to provide information, documents, certification or other evidence concerning the Holder’s or beneficial owner’s nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Canadian taxes as to which additional amounts would have otherwise been payable to a recipient or beneficial owner but for this clause; or

•

which is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that the Canadian taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such Securities.

In addition, no additional amounts will be payable on account of:

•	any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Bank or the Paying Agent from the payment;

•

any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

•

any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•

any tax, assessment or other governmental charge imposed under any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”); or

•	any combination of any of the foregoing exceptions.

For the avoidance of doubt, the Bank will not have any obligation to pay any Holders additional amounts on any Canadian tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the Securities.

The Bank will also:

•	make such withholding or deduction; and

•	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Bank will furnish to the Holders of the Securities, within 60 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by such person.

The Bank shall indemnify and hold harmless each Holder of the Securities (other than an Excluded Holder) from and against, and upon written request reimburse each such Holder for the amount (excluding any additional amounts that have previously been paid by the Bank with respect thereto) of:

•	any Canadian taxes so levied or imposed and paid by such Holder as a result of payments made by or on behalf of the Bank under or with respect to the applicable Securities;

•	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

•	any Canadian taxes imposed with respect to any reimbursement under the preceding two bullet points, but excluding any such Canadian taxes on such holder’s net income.

In any event, no additional amounts or indemnity amounts shall be payable under the provisions described above in respect of any Securities in excess of the additional amounts and the indemnity amounts which would be required if, at all relevant times, the Holder of such Security were a resident of the United States for purposes of and was entitled to the benefits of the Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of additional amounts and indemnity amounts discussed in the preceding sentence, the additional amounts or indemnity amounts received by certain Holders of Securities may be less than the amount of Canadian taxes withheld or deducted or the amount of Canadian taxes (and related amounts) levied or imposed giving rise to the obligation to pay the indemnity amounts, as the case may be, and, accordingly, the net amount received by such Holders of the Securities may be less than the amount such Holders would have received had there been no such withholding or deduction in respect of Canadian taxes or had such Canadian taxes (and related amounts) not been levied or imposed.

Wherever in the Indenture there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to such Security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

In the event of the occurrence of any transaction or event resulting in a successor to the Bank, all references to Canada in the preceding paragraphs of this subsection shall be deemed to be references to the jurisdiction of organization of the successor entity.

Payments of principal and interest in respect of the Securities are subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto.

8. Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Supplemental Obligations to be affected under the Indenture at any time by the Bank and the Trustees with the consent of the Holders of a majority in principal amount of Supplemental Obligations at the time Outstanding of each Supplemental Obligation to be affected, or in certain cases the unanimous consent of each of such Holders. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of a Supplemental Obligation at the time Outstanding, on behalf of the all Holders of such Supplemental Obligation, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Bank may from time to time, without notice to or the consent of the registered Holders of the Securities, create and issue additional Securities ranking pari passu with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional Securities or except for the first payment of interest following the issue date of such additional Securities) and so that such additional Securities may be consolidated and form a single series with the Securities and have the same terms as to status or otherwise as the Securities.

9. Remedies

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustees written notice of a continuing Event of Default with respect to a Supplemental Obligation and the Holders of not less than 25% in principal amount of such Supplemental Obligation at the time Outstanding shall have made written request to the Trustees to institute proceedings in respect of such Event of Default as Trustees and offered the Trustees reasonable indemnity, and the Trustees shall not have received from the Holders of a majority in principal amount of a Supplemental Obligation at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

10. Disclosure under Interest Act (Canada)

For disclosure purposes under the Interest Act (Canada), whenever in a Supplemental Obligation or the Indenture interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

11. Transfer or Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Securities are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. For each Security having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $2,000 and integral multiples of US$1,000 in excess thereof. For each Security having a principal amount payable in a Required Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Required Currency equivalent, at the Exchange Rate on the first Business Day next preceding the date on which the Bank accepts the offer to purchase such Security, to $2,000 and integral multiples of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of the such Securities exchanged and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Bank or the Trustees may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Bank, the Trustees and any agent of the Bank or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustees nor any such agent shall be affected by notice to the contrary.

This Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security is a Master Note and may be exchanged at any time, solely upon the request of the Bank to the Trustees, for one or more Global Securities in the same aggregate principal amount, each of which may or may not be a Master Note, as requested by the Bank. Each such replacement Global Security that is a Master Note shall reflect such of the Supplemental Obligations as the Bank shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Supplemental Obligation as requested by the Bank, and such Global Security shall be appropriately modified so as to reflect the terms of such Supplemental Obligation.

12. Defined Terms

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

13. Governing Law

This Indenture and this Security will be governed by, and construed in accordance with, the laws of the State of New York, except that certain provisions in the Indenture relating to bail-in conversion and certain limited provisions that will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ANNEX A

Pricing Supplement (Name and/or Accession Number)	CUSIP Number and Title of Supplemental Obligation	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustees Notation

ANNEX B

SCHEDULE OF EXCHANGES OF SUPPLEMENTAL OBLIGATIONS

The following exchanges of a part of this Global Security for physical certificates or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustees

ANNEX C

CUSIP NO. ___________

Supplemental Obligation No. ___________

Pricing Supplement No. ___________ and Date ___________

ORIGINAL ISSUE DATE: ___________

THE BANK OF NOVA SCOTIA

SENIOR MEDIUM-TERM NOTE, SERIES I

(MASTER NOTE)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THE SUPPLEMENTAL OBLIGATION REFERENCED IN THIS

NOTICE IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER

ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Bank to repay the Supplemental Obligation referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Supplemental Obligation, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Supplemental Obligation provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Supplemental Obligation are used herein as defined therein.

For such Supplemental Obligation to be repaid the Bank must receive at the applicable address of the U.S. Trustee set forth below or at such other place or places of which the Bank shall from time to time notify the Holder of such Supplemental Obligation, on any Business Day not later than the 30th or earlier than the 60th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Supplemental Obligation, with this “Option to Elect Repayment” form duly completed and signed, or (ii) an email, facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Supplemental Obligation, (b) the principal amount of such Supplemental Obligation and the amount of such Supplemental Obligation to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that an appropriate adjustment to Annex B to the Security, with such adjustment to be made by the U.S. Trustee in a manner not inconsistent with the Applicable Procedures of the Depositary for the Security, will be made to reflect the discharge of such Supplemental Obligation to be repaid herewith, not later than five Business Days after the date of such email, facsimile transmission or letter (provided that this form, duly completed and signed, is also received by the Bank by such fifth Business Day). The address to which such deliveries are to be made is:

Computershare Trust Company, N.A.

6200 S. Quebec Street, Greenwood

Village, Colorado 80111 USA

or at such other place as the Bank or the U.S. Trustee shall notify the holder of such Security.

If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued (if any) to the Holder in respect of the portion of such Supplemental Obligation not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

Date:	By:
Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

ANNEX D

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT Custodian
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER OF

ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney

to transfer said Security on the books of the Bank, with full power of substitution in the premises.

Date:	By:
Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any other change whatever.

(b) Section 207. Responsibility of Trustees with respect to Master Securities.

In addition to all other duties of the Trustees in connection with the issuance of Securities hereunder, the Trustees shall be required to maintain each of the pricing supplements and other documents from which the terms of the Securities are incorporated by reference into any master security and to notate the issuance of any Supplemental Obligation thereunder as directed by Bank Order. Such notation shall, with respect to any Supplemental Obligation, be deemed to constitute the authentication of such Supplemental Obligation for purposes of this Indenture.

SECTION 204. Consent to Jurisdiction and Service of Process. Article fifteen of the Base Indenture is hereby amended by amending and restating the second paragraph of Section 1501 of the Base Indenture in its entirety, which paragraph shall read as follows:

As long as any of the Securities remain outstanding, the Bank will at all times have an authorized agent in the Borough of Manhattan, The City of New York upon whom process may be served in any legal action or proceeding arising out of or relating to the Indenture or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Bank shall to the extent permitted by law be deemed in every respect effective service of process upon the Bank in any such legal action or proceeding. The Bank hereby appoints Head of Global Banking & Markets, U.S., The Bank of Nova Scotia, or anyone with a similar title or set of responsibilities as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at The Bank of Nova Scotia, 250 Vesey Street, 24th Floor, New York, New York 10281 (Attention: Head of Global Banking & Markets, U.S., The Bank of Nova Scotia,) (or at such other address in the Borough of Manhattan, The City of New York, as the Bank may designate by written notice to the Trustees).

SECTION 205. Addition to Article Three of the Indenture. The following shall be added as a new Section 313, after current Section 312:

Section 313. Additional Amounts.

(a) Unless otherwise specified in the relevant Pricing Supplement, all payments made by or on behalf of the Bank under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereafter “Canadian Taxes”), unless the Bank is required to withhold or deduct Canadian taxes by law or by the interpretation or administration thereof. If the Bank is so required to withhold or deduct any amount for or on account of Canadian taxes from any payment made under or with respect to the Notes, the Bank will pay to each Holder of such Notes as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such Holder after such withholding or deduction (and after deducting any Canadian taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Canadian taxes had not been withheld or deducted, except as described below. However, no Additional Amounts will be payable with respect to a payment made to a Holder (such Holder, an “Excluded Holder”) in respect of the beneficial owner thereof:

•

with which the Bank does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment or which is entitled to the payment in respect of a debt or other obligation to pay an amount to a person with which the Bank does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

•

which is a “specified shareholder” of the Bank, or which does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” of the Bank as defined in subsection 18(5) of the Income Tax Act (Canada);

•

which is subject to such Canadian taxes by reason of the Holder or beneficial owner being a resident, domiciliary or national of, engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of such Notes or the receipt of payments thereunder;

•

which is subject to such Canadian taxes by reason of the Holder’s or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes (provided that the Bank advises the trustees and the Holders of such Notes then outstanding of any change in such requirements);

•	with respect to any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

•

which is subject to such Canadian taxes by reason of the legal nature of the Holder or beneficial owner disentitling such holder or beneficial owner to the benefit of an applicable treaty if and to the extent that the application of such treaty would have resulted in the reduction or elimination of any Canadian taxes as to which Additional Amounts would have otherwise been payable to the Holder;

•

which failed to duly and timely comply with a timely request by the Bank to provide information, documents, certification or other evidence concerning the Holder’s or beneficial owner’s nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Canadian taxes as to which Additional Amounts would have otherwise been payable to a recipient or beneficial owner but for this clause; or

•

which is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that the Canadian taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such Notes.

In addition, no Additional Amounts will be payable on account of:

•	any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Bank or the Paying Agent from the payment;

•

any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

•

any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•

any tax, assessment or other governmental charge imposed under any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”); or

•	any combination of any of the foregoing exceptions.

For the avoidance of doubt, the Bank will not have any obligation to pay any Holders additional amounts on any Canadian tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the Securities.

The Bank will also:

•	make such withholding or deduction; and

•	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(b) The Bank will furnish to the Holders of the Notes, within 60 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by such person.

(c) The Bank will indemnify and hold harmless each Holder of the Notes (other than an excluded Holder) from and against, and upon written request reimburse each such Holder for the amount (excluding any Additional Amounts that have previously been paid by the Bank with respect thereto) of:

•	any Canadian taxes so levied or imposed and paid by such Holder as a result of payments made by or on behalf of the Bank under or with respect to the applicable Notes;

•	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

•	any Canadian taxes imposed with respect to any reimbursement under the preceding two bullet points, but excluding any such Canadian taxes on such Holder’s net income.

(d) In any event, no Additional Amounts or indemnity amounts will be payable under the provisions of this Section in respect of any Note in excess of the Additional Amounts and the indemnity amounts which would be required if, at all relevant times, the Holder of such Note were a resident of the United States for purposes of and was entitled to the benefits of the Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts and indemnity amounts discussed in the preceding sentence, the Additional Amounts or indemnity amounts received by certain Holders of Notes may be less than the amount of Canadian taxes withheld or deducted or the amount of Canadian taxes (and related amounts) levied or imposed giving rise to the obligation to pay the indemnity amounts, as the case may be, and, accordingly, the net amount received by such Holders of the Notes will be less than the amount such Holders would have received had there been no such withholding or deduction in respect of Canadian taxes or had such Canadian taxes (and related amounts) not been levied or imposed.

(e) Wherever in the Indenture there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to such Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) In the event of the occurrence of any transaction or event resulting in a successor to the Bank, all references to Canada in the preceding paragraphs of this subsection shall be deemed to be references to the jurisdiction of organization of the successor entity.

(g) Payments of principal and interest in respect of the Notes are subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto.

SECTION 206. Addition to Article Eleven of the Indenture. Unless otherwise specified in the relevant Pricing Supplement, the provisions of Article Eleven of the Base Indenture shall be applicable with respect to the Notes. For certainty, the Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act (Canada) and the regulations and guidelines thereunder, including the OSFI Capital Adequacy Requirements (CAR) Guideline, as may be amended from time to time:

Section 1108. Fixed Rate Notes Optional Redemption. Unless otherwise specified in the relevant Pricing Supplement, the Bank (or its successor) may redeem fixed rate Notes at any time prior to the applicable date of Maturity, in whole or in part, at its option, at any time and from time to time on at least 10 days’, but not more than 60 days’, prior notice provided (or otherwise transmitted in accordance with procedures of DTC) to each Holder of such Notes to be redeemed (such redemption, a “Fixed Rate Notes Redemption”). The redemption price will be calculated by the Bank and will be equal to the greater of (1) 100% of the principal amount of such Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments discounted to the Fixed Rate Notes Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus the number of basis points specified in the relevant Pricing Supplement. In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to, but excluding, the Fixed Rate Notes Redemption Date. A Fixed Rate Notes Redemption shall be deemed to occur on the date fixed by the Bank for such redemption in the notice of redemption delivered pursuant to Section 1104 of the Base Indenture (such date, the “Fixed Rate Notes Redemption Date”). From and after the Fixed Rate Notes Redemption Date, any Outstanding notes so redeemed shall cease to be outstanding, the Holders thereof shall cease to be entitled to interest thereon, and any certificates representing the notes shall represent only the right to receive, upon surrender thereof, the redemption price.

For purposes of the foregoing:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Investment Bank as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Fixed Rate Notes Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Fixed Rate Notes Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Investment Bank obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Investment Bank” means, unless otherwise specified in the relevant Pricing Supplement, Scotia Capital (USA) Inc. or its affiliates or successors, or, if such firm is not willing and able to select the applicable Comparable Treasury Issue, an investment banking institution of national standing appointed by the Bank.

“Reference Treasury Dealer” means the Investment Bank, which is a primary U.S. government securities dealer and its affiliates or successors, as selected by the Bank, and any other primary U.S. government securities dealer as we may specify from time to time, provided, however, that if any of them shall cease to be a primary U.S. government securities dealer, we will substitute therefor another primary U.S. government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Fixed Rate Notes Redemption Date, the average, as determined by the Investment Bank, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Investment Bank by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such Fixed Rate Notes Redemption Date.

“Remaining Scheduled Payments” means, with respect to the Notes to be redeemed, the remaining scheduled payments of principal of and interest on such Notes that would be due after the related Fixed Rate Notes Redemption Date through Maturity of such Notes (not including any portion of payments of interest accrued as of the Fixed Rate Notes Redemption Date). If that Fixed Rate Notes Redemption Date is not an interest payment date with respect to such Notes, the amount of the next succeeding scheduled interest payment on such Notes will be reduced by the amount of interest accrued on such Notes to the applicable Fixed Rate Notes Redemption Date.

“Treasury Rate” means, with respect to any Fixed Rate Notes Redemption Date for the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Fixed Rate Notes Redemption Date, as determined by the Bank or the Investment Bank.

Section 1109. Floating Rate Notes Optional Redemption. Unless otherwise specified in the relevant Pricing Supplement, the Bank (or its successor) may redeem floating rate Notes at any time prior to the applicable date of Maturity, in whole or in part, at its option, at any time and from time to time on at least 10 days’, but not more than 60 days’, prior notice provided (or otherwise transmitted in accordance with procedures of DTC) to each Holder of such Notes to be redeemed (such redemption, a “Floating Rate Notes Redemption”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Floating Rate Notes Redemption Date. A Floating Rate Notes Redemption Date shall be deemed to occur on the date fixed by the Bank for such redemption in the notice of redemption delivered pursuant to Section 1104 of the Base Indenture (such date, the “Floating Rate Notes Redemption Date”). From and after the Floating Rate Notes Redemption Date, any Outstanding notes so redeemed shall cease to be outstanding, the Holders thereof shall cease to be entitled to interest thereon, and any certificates representing the notes shall represent only the right to receive, upon surrender thereof, the redemption price.

Section 1111. Taxation Redemption. The Bank may, at its option, with the prior written approval of the Superintendent, on not less than 30 days’ and not more than 45 days’ notice to each Holder, redeem the Notes, in whole but not in part, at any time following the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Tax Redemption Date (such redemption, a “Tax Redemption”). A Tax Redemption shall be deemed to occur on the date fixed by the Bank for such redemption in the notice of redemption delivered pursuant to Section 1104 of the Base Indenture (such date, the “Tax Redemption Date”). From and after the Tax Redemption Date, any Outstanding notes so redeemed shall cease to be outstanding, the Holders thereof shall cease to be entitled to interest thereon, and any certificates representing the notes shall represent only the right to receive, upon surrender thereof, the redemption price.

Section 1112. Agreement of Holders and Beneficial Owners of the Notes. By acquiring any Note which is specified in the relevant Pricing Supplement to be redeemable pursuant to a Fixed Rate Notes Redemption, a Floating Rate Notes Redemption or a Tax Redemption, each Holder and beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges, consents and agrees with and for the benefit of the Bank as follows: (1) that upon the occurrence of a Fixed Rate Notes Redemption, a Floating Rate Notes Redemption or a Tax Redemption, as the case may be, such redemption shall, in each case, occur without any further action on the part of such Holder or beneficial owner; and (2) that the occurrence of a Fixed Rate Notes Redemption, a Floating Rate Notes Redemption or a Tax Redemption shall not constitute an Event of Default under the terms of the Notes or the Indenture, and following such redemption, Holders and beneficial owners of the Notes will not have any rights against the Bank with respect to the repayment of the principal amount of, or interest on, the Notes other than if the applicable redemption price is not paid in cash as required.

ARTICLE THREE

MISCELLANEOUS

SECTION 301. Ratification of Indenture. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 302. Trustee Not Responsible for Recitals. The recitals contained herein and in the Securities, except for a Trustee’s certificate of authentication, shall be taken as the statements of the Bank, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Second Supplement Indenture.

SECTION 303. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, except that Section 1601(a) of the Base Indenture, shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 304. Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 305. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

SECTION 306. Conflict with Indenture. If any provision of this Second Supplemental Indenture is inconsistent with any provision of the Indenture, such provision of this Second Supplemental Indenture shall control.

SECTION 307. Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

SECTION 308. Indenture and Securities Solely Corporate Obligations. No recourse under or upon any obligation, covenant or agreement of the Indenture or of the Securities, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the Securities are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Bank or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Second Supplemental Indenture and the issue of the Securities.

SECTION 309. Waiver of Jury Trial. EACH OF THE BANK AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 310. Effective Date. The modifications to the Indenture set forth in this Second Supplemental Indenture shall become effective on the date first above written.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

THE BANK OF NOVA SCOTIA

By:	/s/ Darren Potter
Name: Darren Potter
Title: Managing Director, Term Funding &
Capital Management

[Signature Page to the Second Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A.,
as U.S. Trustee

By:	/s/ Jerry Urbanek
Name: Jerry Urbanek
Title: Trust Officer

[Signature Page to the Second Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Canadian Trustee

By:	/s/ Ashley Hayward
Name: Ashley Hayward
Title: Corporate Trust Officer

By:	/s/ Ann Samuel
Name: Ann Samuel
Title: Associate Trust Officer

[Signature Page to the Second Supplemental Indenture]